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                                                                Exhibit 10.43


                          RETIREMENT PLAN FOR FOUNDER,
                                  P.L. MONTESI


June 16, 2003



Board of Directors
ThermoEnergy Corporation
323 Center Street
Little Rock, AR  72201

         RE: Retirement Plan for Founder, P.L. "Buddy" Montesi

Dear Board of Directors:

The Board of Directors needs to approve the Retirement Plan (the "Plan") for the Company Founder, P.L. "Buddy" Montesi. Mr. Montesi is considering retiring and we need to recognize the commitment he has made to this company. I recommend the Plan cover the following benefits for a period of twenty (20) years after his retirement date:

         1. Continuation of his salary equal to 50% of his current salary contract.

         2. Payment of an annual bonus equal to 50% of the largest annual bonus paid to any Officer or Executive.

         3. Continuation of his existing insurance coverage or comparable coverage offered to other Executives.

         4. In the event of Mr. Montesi's death, the Plan will continue with payments being made to his heirs, assignees, etc. until the completion of the 20 years.


Sincerely,



Andrew T. Melton
Director,
Member of Compensation Committee